As filed with the Securities and Exchange Commission on November 16, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

BLUE BIRD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

______________________

Delaware	46-3891989
(State or Other Jurisdiction of	I.R.S. Employer Identification Number
Incorporation or Organization)

3920 Arkwright Road Suite 200 Macon, Georgia 31210 (478) 822-2801

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
______________________

Razvan Radulescu Chief Financial Officer Blue Bird Corporation 3920 Arkwright Road Suite 200 Macon, Georgia 31210 (478) 822-2801

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Paul Yousif, Esq. General Counsel and Corporate Treasurer 3920 Arkwright Road Suite 200 Macon, Georgia 31210 (478) 822-2800	Faiza N. Rahman, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

______________________

.

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

______________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.0001 per share
Preferred Stock
Warrants
Debt Securities
Units (4)
Total			$200,000,000	$18,540

(1)There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common shares, preferred shares or debt securities as shall have an aggregate initial offering price not to exceed $200,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred shares or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of shares splits, share dividends or similar transactions.
(2)The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.
(4)Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Company and the selling securityholder identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2021
PRELIMINARY PROSPECTUS
BLUE BIRD CORPORATION

$200,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

We may offer and sell up to $200,000,000 in the aggregate of any combination of the securities identified above from time to time in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Common Stock is quoted on The NASDAQ Stock Market under the symbol “BLBD.” On November 15, 2021, the closing price of our Common Stock was $25.22. On November 16, 2021, we had 27,280,400 shares of Common Stock outstanding.

Investing in these securities involves certain risks. See “RISK FACTORS” and the other information included and incorporated by reference in this prospectus and the applicable prospectus supplement to read about factors to consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under the shelf registration process, we may, from time to time and in one or more offerings up to a total dollar amount of $200,000,000, offer and sell securities pursuant to this prospectus. It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus supplement before making any decision whether to invest in our securities. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Incorporation of Certain Documents By Reference” and “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to give any information or to make any representations different from that which is contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Blue Bird Corporation or any such person. This prospectus and any accompanying prospectus supplement do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since any of those dates. To the extent there is a conflict or inconsistency between the information contained in this prospectus and any prospectus supplement we may authorize to be delivered to you, you should rely on the information in the prospectus supplement, except that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any applicable prospectus supplements we may authorize to be delivered to you, includes all material information relating to this offering.

Unless the context indicates otherwise, the terms “Blue Bird,” “the Company,” “we,” “us” and “our” refer to Blue Bird Corporation, a Delaware corporation, and its subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•our annual report on Form 10-K for the fiscal year ended October 3, 2020 filed by us with the SEC on December 17, 2020;

•our quarterly reports on Form 10-Q for the quarterly periods ended July 3, 2021, April 3, 2021 and January 2, 2021, filed by us with the SEC on August 12, 2021, May 12, 2021 and February 11, 2021, respectively;

•our definitive proxy statement filed by us with the SEC on January 29, 2021 in connection with our 2021 annual meeting of stockholders;

•our Current Reports on Form 8-K filed with the SEC on October 19, 2021; October 1, 2021; September 3, 2021; June 22, 2021; May 21, 2021; March 21, 2021; April 14, 2021; March 10, 2021; and

•the “Description of Securities” section of the Proxy Statement on Schedule 14A filed by Hennessy Capital Acquisition Corp. with the SEC on January 20, 2015, and any amendments or reports filed for the purposes of updating such description.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current report.

We will provide to you, and any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but has not been delivered with this prospectus. You may request a copy of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Blue Bird Corporation
Attention: Paul Yousif
General Counsel and Corporate Treasurer
Blue Bird Corporation
3920 Arkwright Road, Suite 200
Macon, Georgia 31210
Tel: (478) 822-2801
Email: paul.yousif@blue-bird.com

PROSPECTUS SUMMARY
This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read carefully the entire prospectus, including the risk factors, and the documents incorporated herein by reference.
Background
We (formerly Hennessy Capital Acquisition Corp.) were incorporated in Delaware on September 24, 2013 as a special purpose acquisition company, or SPAC. On February 24, 2015, we consummated a business combination, pursuant to which we acquired all of the outstanding capital stock of School Bus Holdings Inc. (“School Bus Holdings”) from The Traxis Group, B.V. (“Traxis”), in accordance with a purchase agreement, dated as of September 21, 2014, by and among us, Traxis and Hennessy Capital Partners I LLC, as amended on February 10, 2015 and February 18, 2015 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the total purchase price was paid in a combination of cash in the amount of $100.0 million and 12,000,000 shares of our common stock, $0.0001 par value (the “Common Stock”).

In connection with the closing of our business combination, we changed our name from Hennessy Capital Acquisition Corp. to Blue Bird Corporation. Unless expressly stated otherwise in this prospectus, Blue Bird Corporation shall be referred to as “Blue Bird” or the “Company,” and includes its consolidated subsidiaries. Upon consummation of the closing, we increased the size of our board of directors and School Bus Holdings’ executive officers became our executive officers.

Any description of our business herein or in the documents incorporated herein by reference describes the business historically operated by School Bus Holdings and its subsidiaries under the “Blue Bird” name as an independent enterprise prior to our business combination and as subsidiaries of Blue Bird Corporation (formerly Hennessy Capital Acquisition Corp.) after our business combination.
Our Company
We are the leading independent designer and manufacturer of school buses. Our longevity and reputation in the school bus industry have made Blue Bird an iconic American brand. We distinguish ourselves from our principal competitors by dedicating our focus to the design, engineering, manufacture and sale of school buses, and related parts. As the only principal manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, efficiency, and lower operating costs. In addition, Blue Bird is the market leader in alternatives to diesel-powered applications with its propane-powered, gasoline-powered, compressed natural gas-powered, and all-electric-powered school buses. We manage our business in two operating segments, which are also our reportable segments: (i) the Bus segment, which involves the design, engineering, manufacture and sales of school buses and extended warranties; and (ii) the Parts segment, which includes the sale of replacement bus parts. Financial information is reported on the basis that it is used internally by the chief operating decision maker in evaluating segment performance and deciding how to allocate resources to segments.

Our principal executive offices are located at 3920 Arkwright Road, Suite 200, Macon, Georgia and our telephone number is (478) 822-2801.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors described in Part I – Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 3, 2020 and in Part II – Item 1A “Risk Factors” in any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated herein by reference, contains forward-looking statements. All statements in this prospectus and the information incorporated herein by reference, including those made by the management of the Company, other than statements of historical fact, are forward-looking statements. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof or, in the case of statements included in documents incorporated by reference, as of the date of the applicable filed document, and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “estimate,” “project,” “forecast,” “seek,” “target,” “anticipate,” “believe,” “predict,” “potential” and “continue,” the negative of these terms, or other comparable terminology. Examples of forward-looking statements include statements regarding our future financial results, research and trial results, regulatory approvals, operating results, business strategies, projected costs, products, competitive positions, management’s plans and objectives for future operations, and industry trends. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•our future financial performance;

•negative changes in the market for Blue Bird products;

•expansion plans and opportunities;

•challenges or unexpected costs related to manufacturing;

•future impacts from the novel coronavirus pandemic known as “COVID-19”, and any other pandemics, public health crises, or epidemics, on capital markets, manufacturing and supply chain abilities, consumer and customer demand, school system operations, workplace conditions, and any other unexpected impacts, which could include, among other effects:

•disruption in global financial and credit markets;

•supply shortages and supplier financial risk, especially from our single-source suppliers impacted by the pandemic;

•negative impacts to manufacturing operations or the supply chain from shutdowns or other disruptions in operations;

•negative impacts on capacity and/or production in response to changes in demand due to the pandemic, including possible cost containment actions;

•financial difficulties of our customers impacted by the pandemic;

•reductions in market demand for our products due to the pandemic;

•potential negative impacts of various actions taken by federal, state and/or local governments in response to the pandemic;

•other risks described in “Risk Factors” and in Part I – Item 1A of our Annual Report on Form 10-K for the year ended October 2, 2020, and from time to time in our other SEC filings.

These forward-looking statements are based on information available as of the date of this prospectus (or, in the case of forward-looking statements incorporated herein by reference, as of the date of the applicable filed document), and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different than those expressed or implied by these forward-looking statements. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors, including those discussed in this prospectus. Other risks and uncertainties are and will be disclosed in our prior and future SEC filings.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Incorporation by Reference.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware, or the DGCL.
Authorized and Outstanding Stock
Our charter authorizes the issuance of 110.0 million shares, consisting of 100.0 million shares of Common Stock, $0.0001 par value per share, and 10.0 million shares of preferred stock, $0.0001 par value. The outstanding shares of our Common Stock are, and the shares of Common Stock issuable upon exercise of any outstanding Warrants will be upon issuance, duly authorized, validly issued, fully paid and non-assessable.

As of November 16, 2021, there were 27,280,400 shares of Common Stock outstanding.
Common Stock
Our charter provides that the Common Stock will have identical rights, powers, preferences and privileges.
Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

There are no sinking fund provisions applicable to the Common Stock.
Election of Directors

Our board of directors is divided into three separate classes with each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock
Our charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of our company or the removal of existing management.

As of November 16, 2021, there were no shares of Preferred Stock outstanding. Shares of Series A Convertible Cumulative Preferred Stock issued in connection with our business combination were either purchased by us or converted by us into Common Stock.
Dividends
We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends. In addition, certain of our loan agreements restrict the payment of dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, debt covenants and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time.
Our Transfer Agent
The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Certain Anti-Takeover Provisions Under our Charter and Pursuant to Delaware Law
    For information regarding certain provisions that may operate to preclude a takeover of the Company, see “Risk Factors” in our most recent Form 10-K filed with the SEC.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

    The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the article or section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Blue Bird,” “we,” “our” or “us” refer to Blue Bird Corporation, excluding our subsidiaries, unless expressly stated or the context otherwise requires.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•the title and ranking of the debt securities (including the terms of any subordination provisions);

•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•any limit on the aggregate principal amount of the debt securities;

•the date or dates on which the principal of the securities of the series is payable;

•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•any provisions relating to any security provided for the debt securities;

•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holder of the debt securities or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. The applicable terms of the book-entry securities will be set forth in the applicable prospectus supplement.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•we are the surviving corporation or the successor person (if other than Blue Bird) is a corporation organized and validly existing under the laws of Delaware and expressly assumes our obligations on the debt securities and under the indenture; and

•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” with respect to any series of debt securities means, any of the following:

•default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•default in the payment of principal of any security of that series at its maturity;

•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Blue Bird and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Blue Bird; or

•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•to cure any ambiguity, defect or inconsistency;

•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•to provide for uncertificated securities in addition to or in place of certificated securities;

•to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•to surrender any of our rights or powers under the indenture;

•to add covenants or events of default for the benefit of the holders of debt securities of any series;

•to comply with the applicable procedures of the applicable depositary;

•to make any change that does not adversely affect the rights of any holder of debt securities;

•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•reduce the principal amount of discount securities payable upon acceleration of maturity;

•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment or to make changes to waivers or amendments; or

•waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide an amount in cash sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•we shall have deposited with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide an amount in cash sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•such deposit shall not result in any breach or violation, or constitute a default under, the indenture for the debt securities or any other agreement or instrument;

•no default with respect to the debt securities shall have occurred and be continuing; and

•we shall have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

As of November 16, 2021, there were no Warrants outstanding.

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•the terms of any rights to redeem or call the warrants;

•the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•United States Federal income tax consequences applicable to the warrants; and

•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•to vote, consent or receive dividends;

•receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•exercise any rights as shareholders of Blue Bird.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•the title of the series of units;

•identification and description of the separate constituent securities comprising the units;

•the price or prices at which the units will be issued;

•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•a discussion of certain United States Federal income tax considerations applicable to the units; and

•any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•at a fixed price or prices, which may be changed;

•at market prices prevailing at the time of sale;

•at prices related to such prevailing market prices; or

•at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of The NASDAQ Stock Market (the “Nasdaq”) or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•the name or names of any underwriters, dealers or agents, if any;

•the purchase price of the securities and the proceeds we will receive from the sale;

•any over-allotment options under which underwriters may purchase additional securities from us;

•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•any public offering price;

•any discounts or concessions allowed or reallowed or paid to dealers; and

•any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by an overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to any offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common shares will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters or agents who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Weil, Gotshal & Manges LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Blue Bird Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedules as of October 3, 2020 and September 28, 2019 and for each of the three years in the period ended October 3, 2020 and management's assessment of the effectiveness of internal control over financial reporting as of October 3, 2020 incorporated by reference in this Preliminary Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Blue Bird Corporation, that file electronically with the SEC. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.blue-bird.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition and results of operations described in those documents may have changed since those dates.

BLUE BIRD CORPORATION
$200,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

Preliminary Prospectus

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$18,540
FINRA fees (1)	—
Transfer agent's fees and expenses (1)	—
Printing expenses (1)	—
Legal fees and expenses (1)	—
Accounting fees and expenses (1)	—
Miscellaneous (1)	—
Total expenses	$18,540
(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit (other than a suit brought by or in the right of the corporation) brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of the DGCL also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a suit brought by or in the right of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation. The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The registrant’s certificate of incorporation and bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL. In addition, the registrant has entered into indemnification agreements with each of its current directors and executive officers. Each indemnification agreement provides that we will indemnify the director or executive officer to the fullest extent permitted by law if the director or officer was, is made, or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of the registrant, for all expenses, judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with such proceeding, or, for all expenses actually and reasonably incurred by the director or officer in connection with any proceeding by or in the right of the registrant, in both cases, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and, in the case of a criminal proceeding, in addition, had no reason to believe his or her conduct was unlawful. The indemnification agreement also provides for, among other things, (i) partial indemnification of all expenses actually and reasonably incurred by the director or officer in the event that he or she was successful as to less than all of the claims in connection with any proceeding; (ii) that, in respect of any proceeding in which the registrant is jointly liable with the director or officer, to the fullest extent permitted by law, the registrant waives and relinquishes any right of contribution it may have against the director of officer; (iii) proportionate contribution by the registrant of all expenses actually incurred and paid or payable in the event the director or officer shall elect or be required to pay all or any portion of a judgment or settlement in any proceeding in which the registrant is jointly liable; and (iv) to the fullest extent permitted by law, that the registrant will advance the expenses incurred by or on behalf of the director or officer in connection with any eligible proceeding, provided that the director or officer undertakes to repay the amounts advanced to the extent it is ultimately determined that the director or officer is not entitled to indemnification by the registrant. The registrant also intends to enter into indemnification agreements with its future directors and executive officers.

The registrant has purchased directors’ and officers’ liability insurance. The registrant believes that this insurance is necessary to attract and retain qualified directors and officers.

Item 16. Exhibits.

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement**

3.1
The registrant’s Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on February 26, 2015).

3.2	The registrant’s Bylaws (incorporated by reference to Exhibit 3.3 to the registrant’s registration statement on Form S-1 (File No. 333-192982) filed by the registrant on December 20, 2013).

4.1	Form of Blue Bird’s Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed by the registrant on March 2, 2015).

4.2	Form of Specimen Certificate Representing Preferred Stock**

4.3	Form of Indenture*

4.4	Form of Debt Security**

4.5	Form of Warrant**

4.6	Form of Warrant Agreement**

4.7	Form of Unit Agreement**

5.1	Opinion of Weil, Gotshal & Manges LLP*

23.1	Consent of BDO USA, LLP*

23.2	Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.1)*

24.1	Power of Attorney (included on the Signature Page of this Registration Statement)*

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended***

*Filed herewith.
**To be filed by amendment or incorporated by reference in connection with the offering of the securities.
*** To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Macon, Georgia, on November 16, 2021.
BLUE BIRD CORPORATION

By:    /s/ Matthew Stevenson
Name: Matthew Stevenson
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Stevenson, Razvan Radulescu and Paul Yousif, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign this Registration Statement on Form S-3, including any and all amendments (including without limitation any post-effective amendments) and supplements to such Registration Statement, and any Registration Statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Stevenson	President, Chief Executive Officer and Director	November 16, 2021
Matthew Stevenson	(Principal Executive Officer)

/s/ Razvan Radulescu	Chief Financial Officer	November 16, 2021
Razvan Radulescu	(Principal Financial and Accounting Officer)

/s/ Kevin Penn	Chairman of the Board of Directors	November 16, 2021
Kevin Penn

/s/ Gurminder Bedi	Director	November 16, 2021
Gurminder Bedi

/s/ Chan Galbato	Director	November 16, 2021
Chan Galbato

/s/ Douglas Grimm	Director	November 16, 2021
Douglas Grimm

/s/ Phil Horlock	Director	November 16, 2021
Phil Horlock

/s/ Alan Schumacher	Director	November 16, 2021
Alan Schumacher

Signature	Title	Date
/s/ Kathleen M. Shaw, PH.D.	Director	November 16, 2021
Kathleen M. Shaw, PH.D.